EX-99.1

Contacts:
Investor Relations	Michèle Szynal
iRobot Corp.	Corporate Communications
(781) 430-3003	iRobot Corp.
investorrelations@irobot.com	(508) 751-2689
mszynal@irobot.com

iRobot Reports First Quarter 2025 Financial Results
Global New Product Rollout Continues with High-Impact Launch Events
Company Continues to Execute “iRobot Elevate” Turnaround Strategy

BEDFORD, Mass. -- iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the first quarter ended March 29, 2025.
“We continued to make meaningful progress on our iRobot Elevate turnaround strategy in the first quarter and initiated the largest new product launch in iRobot’s history,” said Gary Cohen, iRobot CEO. “We are encouraged by the positive reactions from distributors, retailers and consumers, and expect to see an uptick in sales later in the year as availability of our suite of new, technologically innovative Roomba® vacuums and 2-in-1 vacuums and mops expands. As our Board of Directors continues its review of strategic alternatives for our business, we remain focused on executing our proven strategy and delivering the products our customers have come to know and love.”
The Company has achieved a significant reduction in operating expenses and production costs by transforming its R&D and supply chain model to better leverage the Company’s design capabilities and contract manufacturing partnerships. This reinvention of the way iRobot operates has allowed for a greater focus on innovation and improvements to product features, quality, and software. With respect to the current tariff conditions, the majority of the Company’s U.S. imports come from Vietnam and are currently subject to a 10% tariff rate.
“Our first quarter performance reflects what has been a major transitional period for iRobot as we worked to clear our sales channels of legacy product inventory. As we continue to navigate a dynamic macro environment, we expect our new products and lower overall cost structure to drive improved profitability over the long term. We expect to see solid sales traction later this year to support year-over-year revenue growth in 2025, and we remain on track to deliver gross-margin expansion and improved cash flow from operations this year,” concluded Cohen.
Marketing Highlights
•In late March and early April 2025, iRobot announced the availability in North America and select European markets its suite of technologically innovative Roomba® vacuums and 2-in-1 vacuums and mops. Media coverage in North America and Europe was impressive with more than 200 pieces of media coverage in some of the world’s most influential tech/consumer outlets, reaching a potential audience (total UVPM/Circulation/Reach) of more than 2.5 billion.

•On April 16, 2025, iRobot introduced its new product lineup in Japan, engaging with more than 100 media outlets and influencers, resulting in more than 600 pieces of media coverage in one week.
•On April 23, 2025, iRobot announced the availability of the Roomba® Max 705 Vac Robot + AutoEmpty™ Dock in North America and select European markets.
•iRobot has continued to receive positive media coverage and product reviews around the world, including in Tom’s Guide US, Engadget US, Vacuum Wars US, The Independent UK, La Voz de Galicia Spain, Les Numeriques France, Fuji News Network and All the Things.

First Quarter 2025 Financial Results (in millions, except per share amounts and percentages)

	Q1 2025	Q1 2024
Revenue	$101.6	$150.0
GAAP Gross Margin	20.0%	24.1%
Non-GAAP Gross Margin	22.0%	24.6%
GAAP Operating Expenses	$66.1	$24.2
Non-GAAP Operating Expenses	$53.8	$76.9
GAAP Operating (Loss) Income*	($45.8)	$11.9
Non-GAAP Operating Loss	($31.5)	($40.0)
GAAP Net (Loss) Income*	($87.3)	$8.6
Non-GAAP Net Loss	($60.0)	($43.0)
GAAP Net (Loss) Income Per Share*	($2.84)	$0.30
Non-GAAP Net Loss Per Share	($1.95)	($1.53)
*Q1 2024 GAAP operating income, GAAP net income and GAAP net income per share included the one-time net termination fee of $75 million received as a result of the termination of the Amazon Merger Agreement.

Additional Financial Highlights
•As of March 29, 2025, the Company’s cash and cash equivalents including restricted cash totaled $112.3 million, compared with $138.0 million at the end of the fourth quarter of 2024. During the third quarter of 2024, the Company elected to draw down $40 million from the restricted cash that is set aside for future repayment of its term loan, subject to limited ability of the Company to utilize such amount at the discretion of the lenders for the purchase of inventory. The Company repaid that amount to restricted cash during the first quarter of 2025.
•As of March 29, 2025, the Company reduced inventory to $69.0 million, compared with $76.0 million at the end of the fourth quarter of 2024.
•In the first quarter of 2025, revenue decreased 39.9% in the U.S., 26.9% in EMEA, and 20.8% in Japan, respectively, over the prior-year period. Excluding the unfavorable foreign currency impact, Japan revenue decreased 10% and EMEA revenue decreased 24% over the prior-year period. Q1 2025 revenue was impacted by additional promotional spending to stimulate sell-through of legacy products ahead of the Company’s 2025 new product launch, along with ongoing competitive challenges that the Company is addressing with its new product launches.

•Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 76% of total robot sales in the first quarter of 2025, compared with 81% in the same period last year.
Ongoing Strategic Review
As previously announced, the Company’s Board of Directors is conducting a review of strategic alternatives, including, but not limited to, exploring a potential sale or strategic transaction, and refinancing the Company’s debt. This review process is ongoing.
The Board has not set a timetable for the conclusion of this review, and there can be no assurance that the exploration of strategic alternatives will result in any transactions or outcomes. The Company does not intend to disclose developments relating to this process until it determines that further disclosure is appropriate or necessary.
The Company remains actively engaged in ongoing collaborative and constructive discussions with its primary lender while the Board continues its strategic review process. On April 30, 2025, the Company further amended its existing term loan to extend the covenant waiver under the term loan to June 6, 2025.
In light of the ongoing strategic review, the Company will not be hosting a first quarter 2025 results earnings conference call and webcast, and will not be providing a 2025 outlook at this time.
About iRobot Corp.
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot's product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company’s expectations regarding the financial profile and impact of newly launched products in 2025; expectations regarding improved profitability; expectations regarding 2025 product sales and related revenue growth, achievement of gross margin expansion and improved cash flow from operations; the Board’s review of strategic alternatives for the business; and the Company’s business plans and strategies and the anticipated impact thereof. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company’s ability to obtain capital when desired on favorable terms, if at all; (ii) the Company’s ability to realize the benefits of its operational restructuring; (iii) the impact of various global conflicts on the Company’s business and general economic conditions; (iv) the Company’s ability to implement its business strategy; (v) the risk that disruptions from the operational restructuring will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships that could affect the Company’s financial performance; (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (xii) current supply chain challenges; (xiii) the financial strength of our customers and retailers; (xiv) the impact of any applicable tariffs on goods imported into the United States; (xv) competition; and (xvi) the results and impact of the Board’s strategic review of alternatives for the business, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 29, 2025	March 30, 2024
Revenue	$101,569	$150,014
Cost of revenue:
Cost of product revenue	79,598	113,913
Restructuring and other	1,658	—
Total cost of revenue	81,256	113,913
Gross profit	20,313	36,101
Operating expenses:
Research and development	14,686	33,878
Selling and marketing	26,051	29,716
General and administrative	19,016	(53,711)
Restructuring and other	6,174	14,146
Amortization of acquired intangible assets	136	172
Total operating expenses	66,063	24,201
Operating (loss) income	(45,750)	11,900
Other expense, net	(41,066)	(3,185)
(Loss) income before income taxes	(86,816)	8,715
Income tax expense	457	108
Net (loss) income	$(87,273)	$8,607

Net (loss) income per share:
Basic	$(2.84)	$0.31
Diluted	$(2.84)	$0.30

Number of shares used in per share calculations:
Basic	30,725	28,171
Diluted	30,725	28,266

Stock-based compensation included in above figures:
Cost of revenue	346	828
Research and development	910	2,897
Selling and marketing	965	1,338
General and administrative	3,093	2,885
Total	$5,314	$7,948

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 29, 2025	December 28, 2024
Assets
Cash and cash equivalents	$69,922	$134,303
Restricted cash	40,003	1,259
Accounts receivable, net	30,804	49,865
Inventory	68,968	76,029
Other current assets	24,588	27,046
Total current assets	234,285	288,502
Property and equipment, net	12,106	15,835
Operating lease right-of-use assets	13,675	14,322
Deferred tax assets	9,980	9,817
Goodwill	171,548	167,288
Intangible assets, net	3,225	3,212
Other assets	16,690	17,161
Total assets	$461,509	$516,137

Liabilities and stockholders' (deficit) equity
Accounts payable	$97,298	$106,367
Accrued expenses	96,761	100,597
Deferred revenue and customer advances	9,794	11,280
Term loan	224,084	—
Total current liabilities	427,937	218,244
Term loan	—	200,604
Operating lease liabilities	20,348	21,598
Other long-term liabilities	14,017	14,452
Total long-term liabilities	34,365	236,654
Total liabilities	462,302	454,898
Stockholders' (deficit) equity	(793)	61,239
Total liabilities and stockholders' (deficit) equity	$461,509	$516,137

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net (loss) income	$(87,273)	$8,607
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	2,623	5,812
Loss on equity investment	—	375
Stock-based compensation	5,314	7,948
Provision for inventory excess and obsolescence	384	200
Change in fair value of term loan	25,965	(1,008)
Debt issuance costs expensed under fair value option	11,614	239
Deferred income taxes, net	292	(127)
Other	1,638	(3,452)
Changes in operating assets and liabilities — (use) source
Accounts receivable	20,156	38,565
Inventory	7,434	16,066
Other assets	3,135	6,045
Accounts payable	(9,642)	(74,601)
Accrued expenses and other liabilities	(8,100)	(3,232)
Net cash (used in) provided by operating activities	(26,460)	1,437

Cash flows from investing activities:
Additions of property and equipment	—	(118)
Purchase of investments	(8)	—
Net cash used in investing activities	(8)	(118)

Cash flows from financing activities:
Income tax withholding payment associated with restricted stock vesting	(84)	(390)
Proceeds from issuance of common stock, net of issuance costs	—	5,632
Repayment of term loan	—	(34,947)
Payment of debt issuance costs	—	(239)
Net cash used in financing activities	(84)	(29,944)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	922	882
Net decrease in cash, cash equivalents and restricted cash	(25,630)	(27,743)
Cash, cash equivalents and restricted cash, at beginning of period	137,951	187,887
Cash, cash equivalents and restricted cash, at end of period	$112,321	$160,144

Cash, cash equivalents and restricted cash, at end of period:
Cash and cash equivalents	$69,922	$118,356
Restricted cash	40,003	40,012
Restricted cash, non-current (included in other assets)	2,396	1,776
Cash, cash equivalents and restricted cash, at end of period	$112,321	$160,144

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 29, 2025	March 30, 2024
Revenue by Geographical Region *
United States	$41,440	$68,896
EMEA	32,947	45,088
Japan	21,949	27,718
Other	5,233	8,312
Total	$101,569	$150,014

Robot Units Shipped *
Solo and other	98	267
2-in-1	312	189
Total	410	456

Revenue by Product Category **
Solo and other	$36	$94
2-in-1	66	56
Total	$102	$150

Average gross selling prices for robot units	$296	$346

Headcount	530	1,058

* in thousands
** in millions

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of Acquired Intangible Assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger. It also includes business combination adjustments including adjustments after the measurement period has ended. During the first quarter of fiscal 2024, the adjustment included the one-time net termination fee received as a result of the termination of the iRobot-Amazon Merger. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance and related costs, charges related to paused work unrelated to our core business, costs associated with the Chief Executive Officer transition and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude these items from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Debt Issuance Costs: Debt issuance costs include various incremental fees paid to third parties and warrants issued in connection with the issuance or amendment of debt. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Income Tax Adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We regularly assess the need to record valuation allowances based on the non-GAAP profitability and other factors. We also exclude certain tax items, including the impact from stock-based compensation windfalls/shortfalls, which are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 29, 2025	March 30, 2024
GAAP Revenue	$101,569	$150,014

GAAP Gross Profit	$20,313	$36,101
Stock-based compensation	346	828
Restructuring and other	1,658	—
Non-GAAP Gross Profit	$22,317	$36,929
GAAP Gross Margin	20.0%	24.1%
Non-GAAP Gross Margin	22.0%	24.6%

GAAP Operating Expenses	$66,063	$24,201
Amortization of acquired intangible assets	(136)	(172)
Stock-based compensation	(4,968)	(7,120)
Net merger, acquisition and divestiture (expense) income	(949)	74,117
Restructuring and other	(6,174)	(14,146)
Non-GAAP Operating Expenses	$53,836	$76,880
GAAP Operating Expenses as a % of GAAP Revenue	65.0%	16.1%
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	53.0%	51.2%

GAAP Operating (Loss) Income	$(45,750)	$11,900
Amortization of acquired intangible assets	136	172
Stock-based compensation	5,314	7,948
Net merger, acquisition and divestiture expense (income)	949	(74,117)
Restructuring and other	7,832	14,146
Non-GAAP Operating Loss	$(31,519)	$(39,951)
GAAP Operating Margin	(45.0)%	7.9%
Non-GAAP Operating Margin	(31.0)%	(26.6)%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 29, 2025	March 30, 2024
GAAP Income Tax Expense	$457	$108
Tax effect of non-GAAP adjustments	48	601
Other tax adjustments	(131)	(192)
Non-GAAP Income Tax Expense	$374	$517

GAAP Net (Loss) Income	$(87,273)	$8,607
Amortization of acquired intangible assets	136	172
Stock-based compensation	5,314	7,948
Net merger, acquisition and divestiture expense (income)	949	(74,117)
Restructuring and other	7,832	14,146
Loss on strategic investments	—	375
Debt issuance costs	13,009	239
Income tax effect	83	(409)
Non-GAAP Net Loss	$(59,950)	$(43,039)

GAAP Net (Loss) Income Per Diluted Share	$(2.84)	$0.30
Amortization of acquired intangible assets	0.01	0.01
Stock-based compensation	0.17	0.28
Net merger, acquisition and divestiture expense (income)	0.03	(2.63)
Restructuring and other	0.26	0.50
Loss on strategic investments	—	0.01
Debt issuance costs	0.42	0.01
Income tax effect	—	(0.01)
Non-GAAP Net Loss Per Diluted Share	$(1.95)	$(1.53)

Number of shares used in diluted per share calculation	30,725	28,171

Supplemental Information
Days sales outstanding	28	24
GAAP Days in inventory	77	107
Non-GAAP Days in inventory(1)	79	108

(1) Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.